--------------------------------------------------------------------------------



                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                              FORM 8-K/A-1



                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                   Securities and Exchange Act of 1934



  Date of Report (Date of earliest event reported):  September 25, 1997


                             Agri-Nutrition Group Limited
                (Exact name of registrant as specified in its charter)


 Delaware                           0-24312                      43-1648680
(State of                    (Commission File No.)              (IRS Employer
Incorporation)                                               Identification No.)


                        Riverport Executive Center II
                      13801 Riverport Drive, Suite 111
                      Maryland Heights, Missouri 63043
        (Address of principal executive offices, including zip code)



                                    (314) 298-7330
               (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------

Mardel Laboratories, Inc.

Index to Financial Statements




Item 7.

Financial Statements

     Balance Sheet as of September 25, 1997 (unaudited)....................F-2

     Statement of Operations for the Approximate Nine Months Ended
         September 30, 1996 and September 25, 1997 (unaudited).............F-3

     Statement of Stockholders' Equity for the Approximate Nine
         Months Ended September 25, 1997 (unaudited).......................F-4

     Statement of Cash Flows for the Approximate Nine Months
         Ended September 30, 1996 and September 25, 1997 (unaudited).......F-5

     Notes to Financial Statements (unaudited).............................F-6

     Report of Dugan & Lopatka.............................................F-7

     Balance Sheet as of December 31, 1995 and 1996........................F-8

     Statement of Retained Earnings for the Years
          Ended December 31, 1995 and 1996.................................F-10

     Statement of Operations for the Years Ended
         December 31, 1995 and 1996........................................F-11

     Statement of Cash Flows for the Years Ended
         December 31, 1995 and 1996........................................F-12

     Schedule of Operating Expenses for the Years
         Ended December 31, 1995 and 1996..................................F-14

     Notes to Financial Statements.........................................F-15

     Pro Forma Financial Data (unaudited)..................................F-22

     Signature.............................................................F-29

Exhibits.

      The following exhibit is filed with this report:

         Exhibit 23     Independent Auditors' Consent - Dugan & Lopatka

Mardel Laboratories, Inc.

Balance Sheet (unaudited)
--------------------------------------------------------------------------------


                                                         September 25, 1997

Assets
Current assets:
   Cash and cash equivalents                               $         8,930
   Accounts receivable, net                                        390,863
   Inventories:
      Raw materials                                                822,242
      Finished goods                                               491,232
   Prepaid expenses                                                157,697
                                                           ---------------
                                                                 1,870,964
Property and equipment, net                                        307,591
Other assets                                                       365,071
                                                           ---------------
                                                           $     2,543,626
                                                           ===============

Liabilities and Stockholders' Equity
Current liabilities:
   Installment notes, current portion                      $       255,929
   Line of credit                                                  330,000
   Accounts payable                                                152,377
   Accrued expenses                                                183,318
                                                           ---------------
                                                                   921,624
                                                           ---------------

Long-term portion of installment notes payable                     991,424
                                                           ---------------

Stockholders' equity:
   Common stock ($2.00 par value; 5,000 shares
    authorized; 500 shares issued and outstanding)                   1,000
   Retained earnings                                               629,578
                                                           ---------------
                                                                   630,578
                                                           ---------------
                                                           $     2,543,626
                                                           ===============








 The accompanying notes are an integral part of these financial statements.

Mardel Laboratories, Inc.

Statement of Operations (unaudited)
--------------------------------------------------------------------------------



                                                                   Approximate
                                              Nine Months          Nine Months
                                                 Ended               Ended
                                             September 30,       September 25,
                                                  1996                1997


Net sales                                    $   5,390,738         $  3,922,015
Cost of goods sold                               2,760,551            1,858,037
                                             -------------         ------------
Gross profit                                     2,630,187            2,063,978

Operating expenses                               2,799,034            1,857,222
                                             -------------         ------------
Income (loss) from operations                     (168,847)             206,756

Interest expense                                  (102,407)             (87,841)
Interest income and other                               32                9,740
Gain from sale of assets                                                102,773
                                             -------------         ------------

Net income (loss)                            $    (271,222)        $    231,428
                                             =============         ============





    The accompanying notes are an integral part of these financial statements.

Mardel Laboratories, Inc.

Statement of Stockholders' Equity (unaudited)
--------------------------------------------------------------------------------





                                           Common         Retained
                                            stock         earnings       Total


Balance, January 1, 1997                  $  1,000       $ 398,150    $ 399,150
Net income (unaudited)                                     231,428      231,428
                                          --------       ---------    ---------
Balance, September 25, 1997 (unaudited)   $  1,000       $ 629,578    $ 630,578
                                          ========       =========    =========








  The accompanying notes are an integral part of these financial statements.

Mardel Laboratories, Inc.

Statement of Cash Flows (unaudited)
--------------------------------------------------------------------------------

                                                                    Approximate
                                                    Nine Months     Nine Months
                                                      Ended            Ended
                                                   September 30,   September 25,
                                                       1996             1997
Increase (decrease) in cash
   Cash flows from operating activities:
   Cash received from customers                    $   5,488,796   $  3,904,133
   Cash paid to suppliers and employees               (5,670,332)    (3,481,716)
   Interest paid                                        (102,407)       (97,858)
   Interest received                                          48          9,772
   Taxes received                                            984
                                                    ------------   ------------
Net cash used in operating activities                   (282,911)       334,331
                                                    ------------   ------------
Investing activities
Payments for purchase of property and equipment         (176,900)       (16,470)
Proceeds from sale of assets                                            280,000
                                                    ------------   ------------
Net cash used in investing activities                   (176,900)       263,530
                                                    ------------   ------------
Financing activities
(Payments) on installment loans                          (64,027)      (316,109)
Net borowings (payments) under line of credit            432,000       (290,000)
                                                    ------------   ------------
Net cash provided by financing activities                367,973       (606,109)
                                                    ------------   ------------
Decrease in cash and cash equivalents                    (91,838)        (8,248)
Cash, beginning of period                                  9,017         17,178
                                                    ------------   ------------
Cash, end of period                                 $    (82,821)  $      8,930
                                                    ============   ============

Reconciliation of net income (loss)
   to net cash used in operating activities:
Net income (loss)                                   $   (271,222)  $    231,428
                                                    ------------   ------------
Adjustment to reconcile net income (loss)
 to net cash provided (used):
   Depreciation and amortization                          80,357        103,617
   (Gain) on sale                                                       (44,564)
   Changes in assets and liabilities:
      (Increase) decrease in receivables                  97,558        (17,882)
      Decrease in prepaid expenses and other assets       15,613         21,140
      (Increase) decrease in inventory                  (240,401)       352,862
      Increase (decrease) in accounts
        payable and accrued expenses                      35,184       (312,270)
                                                    ------------   ------------
        Net adjustments                                  (11,689)       102,903
                                                    ------------   ------------
        Net cash used in operating activities       $   (282,911)  $    334,331
                                                    ============   ============


   The accompanying notes are an integral part of these financial statements.

1.      Unaudited financial statements

        The balance sheet as of September 25, 1997 and the statements of operations, of shareholders' equity and of cash flows for the approximate nine month periods ended September 30, 1996 and September 25, 1997 have been prepared by Mardel Laboratories, Inc. ("the Company") without audit. In the opinion of management, all adjustments (which include only normal, recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at and for the periods ended September 30, 1996 and September 25, 1997 have been made.

        Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted where inapplicable. The results of operations for the periods ended September 30, 1996 and September 25, 1997, respectively, are not necessarily indicative of the operating results for the full year.

2.      Nature of Business

        The Company's principal business is the manufacturing and distribution of pet products to wholesale and retail establishments worldwide. The Company has general office and manufacturing facilities in Glendale Heights, Illinois and was incorporated in Delaware on November 21, 1969.

3.      Sale of the Company's Stock to Agri-Nutrition Group Limited

        On September 25, 1997, the shareholders of Mardel sold all outstanding stock of the Company to Agri-Nutrition Group Limited, through its wholly-owned subsidiary, Mardel Acquisition Corporation. The purchase price for Mardel was (i) $1,000,000 in cash and 852,775 shares of the Company's restricted common stock, which was paid on the Closing Date;
        (ii) $49,000 payable in cash on each of the first, second and third anniversary of the Closing Date, plus interest at the prime rate as determined from time to time by the Company's principal lender compounded monthly; and (iii) $51,000 equivalent value of the Company's restricted common stock on each of the first, second and third anniversary of the Closing Date based on the weighted average of the Company's common stock trading twenty trading days prior to each anniversary. Subsequent to the acquisition of Mardel's common stock, the Company merged with and into Mardel Acquisition Corporation.

        In September 1997, the Company terminated its lease agreement for the land and buildings described in Note 5 to the 1996 Mardel financial statements included elsewhere herein, in conjunction with Mardel Acquisition Corporation acquiring and merging with the Company as discussed above and entering into a lease agreement on terms substantially similar to the Company's lease agreement, but with a minimum lease term expiring on February 28, 1999.

4.      Summary of significant accounting policies

        The accounting policies followed by the Company are set forth in Note 1 to the 1996 Financial Statements. The financial statements included herein should be read in conjunction with the 1996 Financial Statements and notes thereto included elsewhere in this document.

To the Board of Directors of
 Mardel Laboratories, Inc.:

        We have audited the accompanying balance sheet of Mardel Laboratories, Inc. (a Delaware corporation) as of December 31, 1996 and 1995, and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mardel Laboratories, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.







        DUGAN & LOPATKA

Wheaton, Illinois
December 1, 1997

MARDEL LABORATORIES, INC.

BALANCE SHEET
DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------


                          A S S E T S (Notes 3 and 4)

                                                       1996             1995
                                                   -------------    ------------


CURRENT ASSETS:
  Cash                                             $      17,178    $     9,017
  Accounts receivable, net of allowance
   of $20,000 and $22,860 for 1996 and 1995,
   respectively                                          603,704        777,451
  Notes receivable - Employees                             1,977          3,168
                       - Other                            24,842         49,602
  Inventory - Raw materials (Note 2)                     906,123      1,018,273
               - Finished goods (Note 2)                 522,303        382,314
               - Reptiles (Note 10)                      237,910         40,889
  Prepaid expenses                                       188,814        187,624
                                                    ------------     ----------
     Total current assets                           $  2,502,851     $2,468,338
                                                    ------------     ----------

PROPERTY AND EQUIPMENT, at cost:
  Leasehold improvements                            $     62,849     $   62,849
  Fixtures and equipment                               1,139,761      1,043,778
  Computers                                              243,286        236,199
  Autos and trucks                                       171,323        147,007
  Breeding stock (Note 10)                               295,729        247,507
                                                    ------------     ----------
                                                    $  1,912,948     $1,737,340
  Less - Accumulated depreciation                     (1,288,703)    (1,101,265)
                                                    ------------     ----------
      Net property and equipment                    $    624,245     $  636,075
                                                    ------------     ----------
OTHER ASSETS:
  Non-amortizable assets                            $     49,202     $   49,202
  Prepaid consultation fee, net of amortization            4,500              -
  Prepaid license, net of accumulated
   amortization (Note 9)                                  47,175         46,347
  Deposits                                                 2,604          1,700
                                                    ------------     ----------
        Total other assets                          $    103,481     $   97,249
                                                    ------------     ----------
                                                    $  3,230,577     $3,201,662
                                                    ============     ==========

      The accompanying notes are an integral part of this balance sheet.

MARDEL LABORATORIES, INC.

BALANCE SHEET (continued)
DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

                           LIABILITIES AND SHAREHOLDERS' EQUITY



                                                       1996             1995
                                                   -------------    ------------

CURRENT LIABILITIES:
  Installment notes, current portion
   (Note 3)                                         $    255,929     $   90,384
  Line of credit (Note 4)                                620,000        443,000
  Accounts payable                                       459,683        368,078
  Accrued expenses (Note 7)                              188,282        263,418
                                                    ------------     ----------
      Total current liabilities                     $  1,523,894     $1,164,880
                                                    ------------     ----------
LONG-TERM LIABILITIES:
  Installment notes, net of current
   portion shown above (Note 3)                     $  1,107,533     $1,019,446
  Breeding business - Commitment
   (Notes 10 and 11)                                     200,000        200,000
                                                    ------------     ----------
       Total long-term liabilities                  $  1,307,533     $1,219,446
                                                    ------------     ----------
COMMITMENTS (Note 5)

SHAREHOLDERS' EQUITY:
  Common stock, $2 par value, 5,000
   shares authorized and 500 shares
   outstanding                                      $      1,000     $    1,000
Retained earnings (Statement of Retained Earnings)       398,150        816,336
                                                    ------------     ----------
      Total shareholders' equity                    $    399,150     $  817,336
                                                    ------------     ----------
                                                    $  3,230,577     $3,201,662
                                                    ============     ==========

MARDEL LABORATORIES, INC.

STATEMENT OF RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------



                                               1996                  1995
                                            -----------           ------------

BALANCE, JANUARY 1                        $       816,336        $      971,150

NET LOSS                                         (418,186)             (154,814)
                                          ---------------       ---------------
BALANCE, DECEMBER 31                      $       398,150        $      816,336
                                          ===============        ==============

































       The accompanying notes are an integral part of this statement.

MARDEL LABORATORIES, INC.

STATEMENT OF OPERATIONS FOR
THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

                                               1996                  1995
                                          ----------------      -------------

SALES:
  Gross sales                              $     7,606,347      $    7,352,393
  Discounts allowed                               (720,857)           (513,438)
  Sales returns and allowances                     (91,019)            (51,940)
                                           ---------------      --------------
        Net sales                          $     6,794,471      $    6,787,015
COST OF GOODS SOLD                               3,485,114           3,369,640
                                           ---------------      --------------
  Gross profit                             $     3,309,357      $    3,417,375
  Percent of net sales                               48.71%              50.35%
OPERATING EXPENSES (Statement of
    Operating Expenses)                          3,586,094           3,414,400
                                           ---------------      --------------
  Income (loss) from operations            $      (276,737)     $        2,975
                                           ---------------      --------------

OTHER INCOME (EXPENSES):
  Interest income                          $            48      $           92
  Interest expense                                (141,497)            (98,381)
  Lawsuit settlement (Note 7)                            -             (60,000)
                                           ---------------      --------------
        Net other (expenses)               $      (141,449)     $     (158,289)
                                           ---------------      --------------
        Net (loss) before income taxes     $      (418,186)     $     (155,314)

PROVISION FOR INCOME TAXES                               -                (500)
                                           ---------------      --------------
NET (LOSS)                                 $      (418,186)     $     (154,814)
                                           ===============      ==============


    The accompanying notes and the Statement of Operating Expenses are an integral part of this statement.

MARDEL LABORATORIES, INC.

STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------


                                               1996                  1995
                                          ----------------      -------------

INCREASE (DECREASE) IN CASH:
  Cash flows from operating activities:
    Cash received from customers           $     6,994,169      $    6,671,729
    Cash paid to suppliers and employees        (7,106,282)         (7,087,199)
    Interest paid                                 (134,248)            (95,613)
    Interest received                                   48                  92
                                           ---------------      --------------
      Net cash (used in) operating
        activities                         $      (246,313)     $     (510,991)
                                           ---------------      --------------
  Cash flows from investing activities:
    Payments for purchase of property and
     equipment                             $      (175,607)     $     (145,038)
                                           ---------------      --------------
  Cash flows from financing activities:
    Borrowings on installment loans        $       350,000      $      350,000
    (Payments) on installment loans                (96,919)            (88,819)
    Net borrowings under line of credit            177,000             393,000
                                           ---------------      --------------
       Net cash provided by
        financing activities               $       430,081      $      654,181
                                           ---------------      --------------
  Net change in cash                       $         8,161      $       (1,848)

  Cash at beginning of year                          9,017              10,865
                                           ---------------      --------------
  Cash at end of year                      $        17,178      $        9,017
                                           ===============      ==============
















       The accompanying notes are an integral part of this statement.

MARDEL LABORATORIES, INC.

FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------





                                                                                1996                  1995
                                                                          ----------------      ----------------
RECONCILIATION OF NET (LOSS) TO NET
  CASH (USED IN) OPERATING ACTIVITIES:
  Net (loss)                                                              $       (418,186)     $       (154,814)
                                                                          ----------------      ----------------
  Adjustments to reconcile net (loss) to net cash used:
    Depreciation and amortization                                         $        142,600      $        136,358
    Change in assets and liabilities:
      (Increase) decrease in receivables                                           199,698              (115,286)
      (Increase) in prepaid expenses                                                (7,190)              (83,156)
      (Increase) in inventory                                                     (173,799)             (186,863)
      (Increase) in prepaid licenses                                                (5,000)              (47,000)
      (Increase) in deposit                                                           (904)               (1,700)
      Increase (decrease) in accounts payable
        and accrued expenses                                                        16,468               (58,030)
      (Decrease) in accrued income taxes                                              -                     (500)
                                                                          ----------------      ----------------
          Net adjustments                                                 $        171,873      $       (356,177)
                                                                          ----------------      ----------------
          Net cash (used in) operating activities                         $       (246,313)     $       (510,991)
                                                                          ================      ================
















         The accompanying notes are an integral part of this statement.
                                       F-13

MARDEL LABORATORIES, INC.

OPERATING EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

                                                1996                  1995
                                           ----------------      -------------


Salaries                                    $    1,387,702       $  1,257,264
Rent (Note 5)                                      204,499            218,400
Repairs and maintenance                             24,873             27,807
Outside services                                    54,634             37,990
Insurance                                          150,390            146,936
Advertising                                         53,141             24,322
Selling expense                                    471,614            401,364
Store detail                                       199,314            172,039
Travel                                              27,830             26,258
Dues and subscriptions                               9,758             20,597
Depreciation (Note 12)                             136,930            135,705
Amortization                                         5,672                653
Licenses                                            36,207             42,664
Commissions                                         45,246             46,205
Taxes - Payroll                                    108,833             96,184
         - Real estate                              37,018             38,707
         - Sales tax                                10,333                  -
Freight                                            306,118            354,444
Customs charges                                      1,357                364
Utilities                                           38,986             33,776
Telephone                                           41,454             49,160
Professional fees                                   56,702             67,648
Supplies                                            32,436             37,452
Research and development                            53,133             84,122
Postage                                             19,722             15,325
Samples                                             15,821             15,021
Profit sharing expense (Note 6)                     10,500              9,945
Bad debts (recovery)                                (1,269)            16,996
Other expense                                       47,140             37,052
                                            --------------       ------------
        Total operating expenses            $    3,586,094       $  3,414,400
                                            ==============       ============

MARDEL LABORATORIES, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The Company's principal business is the manufacturing and distribution of pet products to wholesale and retail establishments worldwide. The Company has general office and manufacturing facilities in Glendale Heights, Illinois and was incorporated in Delaware on November 21, 1969.

         Inventories -

         The Company has adopted the last-in, first-out (LIFO) method of valuing chemical raw materials and packaging inventories. All other inventories have been valued at the lower of cost or market using the first-in, first-out (FIFO) method. The change was made in order to match current costs against current revenue, thereby reducing the effects of inflation on earnings.

         Reptile inventories are stated at the lower of cost or market using the FIFO method. Costs of raised reptiles include proportionate costs of breeding, including depreciation of the breeding herd, plus the costs of maintenance to maturity.

         Property and equipment -

         Property and equipment are recorded at cost. Breeding animals are carried at purchase costs or inventory transfer amounts equal to the lower of accumulated animal maintenance costs or market. Renewals and betterments of property are accounted for as additions to the asset accounts. Repairs and maintenance charges are expensed as incurred.

         Depreciation -

         Depreciation is computed using the straight line method. The cost of all depreciable property is charged to operations over their estimated useful lives.

         Estimates -

         The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates.

         Research and development costs -

         Research and development costs are charged to expense during the year in which they occur.

         Income taxes -

         Effective December 31, 1986, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income, except for the state replacement tax. Instead, the shareholders are liable for individual income taxes on the Company's taxable income.

         As an S Corporation, the shareholder may distribute previously taxed income. There were no distributions for the year ended December 31, 1996 and 1995.


(2)      LIFO INVENTORY:

         As discussed in Note 1, the last-in, first-out (LIFO) method of valuing chemical raw materials and packaging inventories has been adopted. Had the Company used the FIFO (first-in, first-out) method for these items, inventories would have been $25,780 and $25,845 higher as of December 31, 1996 and 1995, respectively. Net income before income taxes would have been $2,426 lower and $23,422 higher than reported as of December 31, 1996 and 1995, respectively.


(3)      INSTALLMENT NOTES:

         Installment notes payable as of December 31, 1996 and 1995 are as follows:

                                                                                        1996                  1995
                                                                                   --------------        -------------
         Payable  to a  shareholder  in  semi-monthly  installments  of  $2,500,
         principal  and  interest,   bearing   interest  at  8.0%,   secured  by
         receivables,   property  and   equipment,   due   December,   2009  and
         subordinated to the bank notes and line of
         credit.                                                                   $       487,957      $      504,830

         Payable to a bank in monthly  installments of $3,333,  principal,  plus interest at prime, secured by receivables, inventory and
         equipment, due September, 1999.                                                   110,000             150,000

         Payable to a bank in monthly  installments of $2,500,  principal,  plus interest at prime, secured by receivables, inventory and
         equipment, due June, 1999.                                                         75,000             105,000

         Payable to a bank in monthly  installments  of  interest  only  through
         November,  1996, then monthly installments of $7,292,  principal,  plus interest at prime, secured by receivables, inventory and
         equipment, due November, 2000.                                                    335,417             350,000

         Payable to a bank in monthly  installments of $5,833,  principal,  plus interest at prime, secured by receivables, inventory
         and equipment, due October, 2001.                                                 338,333                 -

         Payable to a third party in monthly
         installments of $386.45, principal and
         interest, bearing interest at 12.38%,
         secured by equipment, due October, 2001.                                           16,755                 -
                                                                                   ---------------      --------------

                                                                                   $     1,363,462      $    1,109,830
         Less - Current portion                                                            255,929              90,384
                                                                                   ---------------      --------------

         Long-term portion                                                         $     1,107,533      $    1,019,446
                                                                                   ===============      ==============

         As of December 31, 1996, the long-term portion matures as follows:

                                   1998             $     254,500
                                   1999                   231,893
                                   2000                   174,921
                                   2001                    92,115
                                   2002                    32,916
                                   Thereafter             321,188

(4)      LINE OF CREDIT:

         At December 31, 1996 and 1995, the Company has a bank line of credit arrangement that provides for a maximum borrowing of $750,000. The Company had outstanding borrowings at December 31, 1996 and 1995 of $620,000 and $443,000, respectively. The loan bears interest at prime, is due April 30, 1997 and is secured by receivables, inventory and machinery and equipment. In addition, the Company must meet certain covenants, to include 1) tangible net worth plus subordinated debt to be equal to or greater than $1,000,000, 2) the ratio of total liabilities to its total net worth plus subordinated debt to be less than
2.25 to 1, and 3) the ratio of current assets to current liabilities to be greater than 1.5 to 1. Subordinated debt includes all amounts due to the majority shareholder. The covenants were not met at December 31, 1996; however, they were met at December 31, 1995. A waiver was received from the bank on January 9, 1997.

         In addition to the above line of credit, the Company has available to it a purchase money term loan that provides for a maximum borrowing of $900,000. There were $858,750 and $605,000 in borrowings outstanding at December 31, 1996 and 1995 (Note 3), respectively. The availability of these funds expires on April 30, 1997.


(5)      COMMITMENTS:

         The Company leases its office, parking and warehouse facilities from the majority shareholder. Real estate taxes, insurance, utilities and general repairs and maintenance are paid by the Company. In addition, in 1996, the Company entered into a three (3) year lease agreement for space for its breeding facility with a third party. Insurance, utilities, and general repairs and maintenance are paid by the Company. Aggregate rentals were $204,499 and $218,400 for the years ended December 31, 1996 and 1995, respectively.

         The future minimum rental commitments as of December 31, 1996 for all noncancellable leases, are as follows:

                                   1997             $     247,500
                                   1998                   248,475
                                   1999                    60,863

(6)      PROFIT SHARING PLAN:

         On July 1, 1990, the Company established a defined contribution profit sharing plan (401(k)) covering all full-time employees who have met certain service requirements. The plan provides for matching contributions and discretionary contributions by the Company as determined annually by the Board of Directors, up to the maximum amount permitted under the Internal Revenue Code. The profit sharing expense for the year ending December 31, 1996 and 1995 is $10,500 and $9,945, respectively.

(7)      LITIGATION SETTLEMENT:

         During 1995, the Company was named as a defendant in a lawsuit. Prior to December 31, 1996, the lawsuit was settled for $60,000. This amount has been paid at December 31, 1996.

(8)      EMPLOYEE BENEFITS:

         The Company has a "Section 125" employee benefits plan, which is also referred to as a "cafeteria" plan. The employee has an option to receive his full compensation for any plan year in cash or to have a portion of it applied by the Company toward the cost of one or more of the following plans on a pre-tax basis: 1) Dependent Care Assistance Plan 2) Medical Reimbursement Plan or 3) Group Health Insurance Plan. A new employee is eligible to participate in the cafeteria plan after meeting certain employment and length of service requirements.

(9)      PREPAID LICENSE:

         In July, 1995, the Company entered into a license and sales agreement with a vendor (Licensor). The agreement grants the Company the exclusive right to manufacture, use, market, and sell the licensor's product throughout the United States, its territories and possessions, Canada and Mexico. In April, 1996, the Company amended the original license and sales agreement with the Licensor. This amendment grants the Company the additional right to sell any products licensed by or purchased from the Licensor on a non-exclusive basis outside of North America.

         The agreement and its amendment is for a term of 12 years with an additional five (5) years provided the Licensor obtains a U.S. patent covering the product licensed to the Company. In the event the Licensor obtains the above mentioned patent, the Company is obligated to pay an additional $10,000. The Company may terminate this agreement at any time upon six (6) months written notice to the Licensor.

         The Company is amortizing the license fees over the initial term of 12 years.

         Licensor royalty fees vary depending on certain terms and conditions outlined in the agreement. However, the future minimum royalty commitments, as of December 31, 1996 are as follows:

                               Year ended               Amount

                                   1997             $      20,000
                                   1998                    25,000
                                   1999                    25,000
                                   2000                    25,000
                                   2001                    25,000
                                   Thereafter             137,500

         Royalty expense under the above agreement and other agreements was $28,303 for the year ended December 31, 1996. There was no royalty expense for the year ended December 31, 1995.

(10)     BREEDING BUSINESS - COMMITMENT:

         During 1995, the Company entered into an agreement with a third party for the acquisition of breeding animals and equipment. The liability for these items will be payable at the option of the Company, starting in the third calendar year, to the extent earnings from the division permit.

         Subsequent to December 31, 1996, the company entered into an Agreement to sell the breeding animals and equipment to the third party for $280,000. The selling price of $280,000, representing the Company's basis in the assets, was financed by the third party with a $30,000 cash payment and a $250,000 note receivable to the Company. The note receivable is due in fixed monthly installments of approximately $5,000, including principal and interest at 8%, through April, 2002.

         Concurrent with the Agreement, the Company and the third party terminated the Breeding Business Agreement and the related liability to the third party.


(11)     SUPPLEMENTAL CASH FLOW INFORMATION:

         During 1995, the Company acquired certain assets in exchange for a long term liability. In addition, during 1996 and 1995, the Company capitalized depreciation on its breeding animals. The assets and liabilities affected are as follows:

                                                           1996        1995
                                                        ---------    --------

         Inventories                                    $  51,061    $ 12,021
         Fixtures and equipment                                 -      12,170
         Breeding animals                                       -     187,830
         Depreciation expense                             (51,061)    (12,021)
                                                        ---------    --------
              Breeding business commitment              $       -    $200,000
                                                        =========    ========


(12)     CAPITALIZED DEPRECIATION:

         Depreciation costs incurred on the breeding animals were capitalized. Depreciation costs capitalized and expensed are as follows:

                                                            1996         1995
                                                         ---------     --------

         Depreciation costs incurred                    $  187,991    $ 147,726
         Less - Capitalized depreciation                    51,061       12,021
                                                        ----------    ---------
          Depreciation charged to operations            $  136,930    $ 135,705
                                                        ==========    =========

(13)     MAJOR CUSTOMERS:

         For the year ended December 31, 1996, the Company had one customer that accounted for approximately 18% of sales. During 1995, the Company had one customer that accounted for approximately 14% of sales.


(14)     BUSINESS CONDITION:

         While the Company has experienced net losses of $573,000 over the last two years, they continue to meet their cash requirements. The Company's cash reserves have been reduced as a result of the current year operating loss and debt service, but it has not affected the Company's ability to operate. Trade suppliers continue to extend credit to the Company on normal terms, since the Company is meeting all trade and other obligations as they become due.

         To meet current trade and debt obligations, management's plan is to use cash generated from the sale of its breeding business (Note 10). In addition, the Company is focusing on reducing expenses, which included a reduction in the labor force.

(15)     SUBSEQUENT EVENT:

         Subsequent to year end, the shareholders of the Company sold 100% of their shares to a third party. The effective date of the sale was September 28, 1997.

Agri-Nutrition Group Limited

Acquisition of Mardel Laboratories, Inc.
Pro Forma Unaudited Combined Financial Information
--------------------------------------------------------------------------------



The following unaudited pro forma combined financial statements give effect to the acquisition of Mardel Laboratories, Inc. in a transaction accounted for as a purchase. The unaudited pro forma combined balance sheet is based on the individual unaudited balance sheets of Agri-Nutrition Group Limited ("the Company") as of July 31, 1997 and Mardel Laboratories, Inc. ("Mardel") as of September 25, 1997 appearing elsewhere in this document, and has been prepared to reflect the acquisition by the Company of Mardel as of July 31, 1997. The unaudited pro forma combined statements of operations are based on the individual statements of operations of the Company and Mardel, and combine the results of operations of the Company for the fiscal year ended October 31, 1996 and the nine months ended July 31, 1997, and of Mardel for the year ended December 31, 1996 and the approximate nine months ended September 25, 1997, as if the acquisition of Mardel occurred on November 1, 1995. The financial data may not be indicative of the results that actually would have occurred if the transactions and adjustments described in the accompanying notes had occurred on the dates assumed and do not project the Company's financial position or results of operations at any future date. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of the Company, and the related notes thereto, which are included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996 and the Company's Quarterly Report on Form 10-Q, for the nine months ended July 31, 1997, and the historical financial statements of Mardel, and the related notes thereto, presented elsewhere in this Current Report on Form 8-K/A-1.

On September 25, 1997 (the "Closing Date") the Company acquired all of the outstanding common stock of Mardel through its wholly-owned subsidiary, Mardel Acquisition Corporation. The purchase price for Mardel was (i) $1,000,000 in cash and 852,775 shares of the Company's restricted common stock with a fair value of $1,100,000, which was paid on the Closing Date; (ii) $49,000 payable in cash on each of the first, second and third anniversary of the Closing Date, plus interest at the prime rate as determined from time to time by the Company's principal lender compounded monthly; and (iii) $51,000 equivalent value of the Company's restricted common stock on each of the first, second and third anniversary of the Closing Date based on the weighted average of the Company's common stock trading twenty trading days prior to each anniversary. The acquisition has been accounted for under the purchase method of accounting and was financed primarily with proceeds from the Company's initial public offering of common stock and with unissued common stock of the Company. The purchase price has been preliminarily allocated to the assets and liabilities acquired based on their estimated fair value at the Closing Date. The excess of purchase price over the estimated fair value of net assets acquired has been recorded as goodwill and will be amortized over 30 years.

Agri-Nutrition Group Limited

Acquisition of Mardel Laboratories, Inc.
Pro Forma Combined Balance Sheet (Unaudited)
July 31, 1997
--------------------------------------------------------------------------------

Pro Forma Combined Balance Sheet (Unaudited)
                                                                                            Pro Forma
                                                                               ------------------------------------
                                                                                Acquisition
                                        Agri-Nutrition                          Adjustments
                                       Group Limited (1)         Mardel (2)      (Note 1)                 Combined
Assets
Cash and cash equivalents               $    1,271,070         $    8,930      $    (979,467)  a        $   300,533
Accounts receivable                          4,318,446            390,863            (50,000)  b          4,659,309
Inventories                                  4,972,889          1,313,474           (224,220)  c          6,062,143
Prepaid expenses and other assets            1,071,455            157,697                                 1,229,152
                                        --------------         ----------      -------------             ----------
                                            11,633,860          1,870,964         (1,253,687)            12,251,137
Property, plant and equipment, net           4,922,008            307,591            442,411   b          5,672,010
Goodwill                                     6,219,792                             1,968,662   d          8,188,454
Other assets                                 1,004,137            365,071           (178,176)  a          1,191,032
                                        --------------         ----------      -------------             ----------
                                        $   23,779,797         $2,543,626      $     979,210            $27,302,633
                                        ==============         ==========      =============            ===========

Liabilities and shareholders'
 equity
Current portion of long-term
 debt and notes payable                 $      304,769         $  488,338      $    (488,338)  e        $   304,769
Notes payable to affiliates                                        97,591            100,000   f            197,591
Accounts payable                             1,423,950            152,377                                 1,576,327
Accrued expenses                               763,105            183,318            285,856   g          1,232,279
                                        --------------         ----------      -------------            -----------
                                             2,491,824            921,624           (102,482)             3,310,966

Long-term debt and notes payable             6,919,126            622,981            488,338   e          8,030,445
Notes payable to Seller                                           368,443            123,932   h            492,375

Shareholders' equity
   Agri-Nutrition Group Limited             14,849,201                             1,100,000    i        15,949,201
   Mardel                                                           1,000             (1,000)   j
Retained earnings (deficit)                   (480,354)           629,578           (629,578)   j          (480,354)
                                        --------------         ----------      -------------            -----------
                                        $   23,779,797         $2,543,626      $     979,210            $27,302,633
                                        ==============         ==========      =============            ===========

(1) Reflects unaudited amounts as of July 31, 1997, as previously reported.

(2) Reflects approximate unaudited results as of September 25, 1997, as reported elsewhere herein.

See Note 1 on page F-24 for discussion of pro forma adjustments.

Agri-Nutrition Group Limited

Acquisition of Mardel Laboratories, Inc.
Pro Forma Combined Balance Sheet (Unaudited)
July 31, 1997
--------------------------------------------------------------------------------


Note 1 - The pro forma combined balance sheet has been prepared to reflect the acquisition of Mardel by Agri-Nutrition Group Limited, as if it had been consummated on July 31, 1997, for an aggregate price of (i) $1,000,000 in cash and 852,775 shares of the Company's restricted common stock, which was paid on the Closing Date; (ii) $49,000 payable in cash on each of the first, second and third anniversary of the Closing Date, plus interest at the prime rate as determined from time to time by the Company's principal lender compounded monthly; and (iii) $51,000 equivalent value of the Company's restricted common stock on each of the first, second and third anniversary of the Closing Date based on the weighted average of the Company's common stock trading twenty trading days prior to each anniversary.
Pro forma adjustments are made to reflect:



a.   the initial cash payments of $1,000,000 for the acquisition of Mardel,  net
     of  certain  payments  to  and  from  Mardel's   shareholders   related  to
     obligations existing at the Closing Date, and related expenses;

b. adjustment to record the net assets of Mardel at estimated fair value at the Closing Date;

c. adjustment to record inventory at estimated fair value at the Closing Date, including elimination of the LIFO reserve in order to restate inventory on a FIFO basis consistent with the Company's accounting policies;

d. the excess of acquisition cost over the fair value of net assets acquired (goodwill);

e. amount reclassified to long-term debt in conjunction with the repayment of Mardel's bank debt utilizing borrowings from the Company's amended line of credit agreements;

f. the obligation for $147,000 of cash payments and issuance of the Company's common stock valued at $153,000, to be paid to Mardel's shareholders over the three years subsequent to the Closing Date, $100,000 of which is classified in current liabilities;

g. accrued liabilities primarily reflects estimated expenditures to be incurred in the fiscal year ending October 31, 1998 related to the integration of Mardel into the Company's operations, including severance payments related to the merger of certain operations and functions of Mardel with the Company;

h. record $200,000 long-term portion of amounts due to Mardel shareholders as discussed in f. above, net of approximately $100,000 of Mardel long-term obligations owed to a former Mardel shareholder and other amounts due to/from Mardel shareholders that were settled in conjunction with the acquisition;

i. reflects issuance of 852,775 shares of the Company's common stock to acquire Mardel; and

j.   the elimination of the common shareholders' equity accounts of Mardel.

Agri-Nutrition Group Limited

Acquisition of Mardel Laboratories, Inc.
Pro Forma Combined Statement of Operations (Unaudited)
Year Ended October 31, 1996
--------------------------------------------------------------------------------


                                                                                           Pro Forma
                                                                              ---------------------------------
                                                                                Acquisition
                                        Agri-Nutrition                          Adjustments
                                       Group Limited (1)      Mardel (2)         (Note 2)           Combined
Net sales                              $  28,661,307        $  6,794,471                          $ 35,455,778
Cost of sales                             20,783,847           3,485,114       $   (43,000) a       24,225,961
                                       -------------        ------------       -----------        ------------
Gross profit                               7,877,460           3,309,357            43,000          11,229,817
Selling, general and administrative
   expenses                                7,830,061           3,586,094            65,600  b       11,481,755
                                       -------------        ------------       -----------        ------------
Operating income (loss)                       47,399            (276,737)          (22,600)           (251,938)
Interest expense and other                   437,182             141,449            84,000  c          662,631
                                       -------------        ------------       -----------        ------------
Pre-tax loss from continuing
    operations                              (389,783)           (418,186)         (106,600)           (914,569)
Tax benefit                                  146,948                               202,000  d          348,948
                                       -------------        ------------       -----------        ------------
Income (loss) from continuing
   operations                               (242,835)           (418,186)           95,400            (565,621)
Income from discontinued
  operations                                 115,415                  --                --             115,415
                                       -------------        ------------       -----------        ------------
Net income (loss)                      $    (127,420)       $   (418,186)      $    95,400        $   (450,206)
                                       =============        ============       ===========        ============

Primary net loss per share             $        (.02)                                             $       (.05)
                                       =============                                              ============
Primary common and common
  equivalent shares outstanding            8,397,686                               852,775           9,250,461
                                       =============                           ===========        ============
Fully diluted net loss per share       $        (.02)                                             $       (.05)
                                       =============                                              ============
Fully diluted common and common
  equivalent shares outstanding            8,397,686                               852,775           9,250,461
                                       =============                           ===========        ============

(1) Reflects audited results for the year ended October 31, 1996, as previously reported.

(2) Reflects audited results for the year ended December 31, 1996, as reported elsewhere herein.

See Note 2 on page F-26 for discussion of pro forma adjustments.

Agri-Nutrition Group Limited

Acquisition of Mardel Laboratories, Inc.
Pro Forma Combined Statement of Operations (Unaudited)
Year Ended October 31, 1996
--------------------------------------------------------------------------------


Note 2 - The pro forma combined statement of operations gives effect to the following pro forma adjustments necessary to reflect the acquisition as if it had occurred on November 1, 1995:

   a. decreased annual depreciation resulting from increased basis of property and equipment acquired and adjusted useful lives;

   b.   amortization of goodwill on a straight-line basis over 30 years;

   c. reduction in interest income related to the cash utilized by the Company for the acquisition and elimination of forgiveness of interest related to a note payable to a former shareholder of Mardel which was settled in connection with the Company's acquisition of Mardel; and

   d. estimated income tax effect of pro forma adjustments during the period. For Mardel, the adjustment includes the effect of Mardel becoming a taxable corporate entity. Prior to its acquisition by the Company, Mardel had elected to be taxed as an S-Corporation for federal and state income tax purposes; accordingly, Mardel neither paid nor incurred federal and state income taxes as an S-Corporation.

Agri-Nutrition Group Limited

Acquisition of Mardel Laboratories, Inc.
Pro Forma Combined Statement of Operations (Unaudited)
Nine Months Ended July 31, 1997
--------------------------------------------------------------------------------

                                                                                          Pro Forma
                                                                             ---------------------------------
                                                                                Acquisition
                                        Agri-Nutrition                          Adjustments
                                       Group Limited (1)         Mardel (2)      (Note 3)           Combined
Net sales                               $   23,423,827          $  3,922,015                       $ 27,345,842
Cost of sales                               17,329,393             1,858,037    $  (32,250)  a       19,155,180
                                        --------------          ------------    ----------         ------------
Gross profit                                 6,094,434             2,063,978        32,250            8,190,662
Operating expenses                           5,410,320             1,857,222        49,200   b        7,316,742
                                        --------------          ------------    ----------         ------------
Operating income (loss)                        684,114               206,756       (16,950)             873,920
Interest expense and other                    (629,128)              (78,069)      (63,000)  c         (770,197)
Gain from sale of assets                                             102,773      (102,773)  d
                                        --------------          ------------    ----------         ------------
Pre-tax income (loss) from
   continuing operations                        54,986               231,460      (182,723)             103,723
Tax provision                                  (20,828)                  (32)      (19,073)  e          (39,933)
                                        --------------          ------------    ----------         ------------
Income (loss) from continuing
   operations                                   34,158               231,428      (201,796)              63,790
Income from discontinued
  operations                                    14,659                    --            --               14,659
                                        --------------          ------------    ----------         ------------
Net income (loss)                       $       48,817          $    231,428    $ (201,796)        $     78,449
                                        ==============          ============    ==========         ============

Primary net income per share            $          .01                                             $        .01
                                        ==============                                             ============
Primary common and common
  equivalent shares outstanding              8,570,765                             852,775            9,423,540
                                        ==============                          ==========         ============
Fully diluted net income per
  share                                 $          .01                                             $        .01
                                        ==============                                             ============
Fully diluted common and common
  equivalent shares outstanding              8,570,765                             852,775            9,423,540
                                        ==============                          ==========         ============

(1) Reflects unaudited results for the nine months ended July 31, 1997, as previously reported.

(2) Reflects unaudited results for the approximate nine months ended September 25, 1997, as reported elsewhere herein.

See Note 3 on page F-28 for discussion of pro forma adjustments.

Agri-Nutrition Group Limited

Acquisition of Mardel Laboratories, Inc.
Pro Forma Combined Statement of Operations (Unaudited)
Nine Months Ended July 31, 1997
--------------------------------------------------------------------------------


Note 3 - The pro forma combined statement of operations gives effect to the following pro forma adjustments necessary to reflect the acquisition as if it had occurred on November 1, 1996:

   a. decreased annual depreciation resulting from increased basis of property and equipment acquired and adjusted useful lives;

   b.   amortization of goodwill on a straight-line basis over 30 years;

   c. reduction in interest income related to the cash utilized by the Company for the acquisition and elimination of forgiveness of interest related to a note payable to a former shareholder of Mardel which was settled in connection with the Company's acquisition of Mardel;

   d. elimination of non-recurring gain related to the sale of certain assets related to reptile breeding operations; and

   e. estimated income tax effect of pro forma adjustments during the period. For Mardel, the adjustment includes the effect of Mardel becoming a taxable corporate entity. Prior to its acquisition by the Company, Mardel had elected to be taxed as an S-Corporation for federal and state income tax purposes; accordingly, Mardel neither paid nor incurred federal and state income taxes as an S-Corporation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          Agri-Nutrition Group Limited



                         By:    /s/ Robert J. Elfanbaum
                                  Robert J. Elfanbaum
                                Chief Financial Officer


Date: December 8, 1997